EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (the "Agreement") is made this 25th day of August 2014, (the "EFFECTIVE DATE") by and between IVDesk Holdings, Inc. (the "COMPANY") and Alan Bignall ("EMPLOYEE").

                                    RECITALS

A. The Company desires to employ Employee in accordance with the terms of this Agreement.

B.   The Company and Employee desire to enter into this Agreement.

                                    AGREEMENT

         In consideration of the above recitals and the promises set forth in this Agreement, the parties agree as follows:

1. NATURE AND CAPACITY OF EMPLOYMENT. The Company hereby agrees to employ Employee, pursuant to the terms of this Agreement. As of the Effective Date, Employee's title shall be Chief Executive Officer ("CEO"). Employee agrees to perform, or be available to perform, on a full-time basis, the functions of this position and such other duties as assigned by the Company, pursuant to the terms of this Agreement. Employee also agrees to serve the Company as a member of its Board of Directors. In the event that Employee's employment with the Company ends for any reason, Employee shall immediately resign from the Board.

2. AT-WILL EMPLOYMENT. Employee understands that Employee's employment with the Company is at will and may be terminated by either the Employee or the Company for any reason at any time, with or without advance notice. Notwithstanding the foregoing, Employee will be eligible for separation pay if the Company terminates him without Cause in accordance with and on the conditions set forth in Section 6 below.

3.   COMPENSATION

     3.1. ANNUAL BASE SALARY. As of the Effective Date, Employee's annualized gross base salary shall be $200,000.00, which salary shall be earned by Employee on a pro rata basis as Employee performs services for the Company and which salary shall be paid in accordance with the Company's regular payroll practices. Employee's compensation is subject to review and change by the Company in its sole discretion from time to time.

     3.2. ISSUANCE OF STOCK OPTIONS: VESTING SCHEDULE. Following Employee's execution of this Agreement and on the conditions set forth in this Section, the Company will recommend to the Board of Directors that Employee be granted an option pursuant to the Company's 2012 Omnibus Stock Incentive Plan to purchase up to 300,000 shares of the Company's common stock. This option will vest at a rate of 16.67% on the six-month anniversary of the Effective Date and monthly thereafter in equal proportions over a three year period, provided that Employee is still employed by the Company on each such vesting date. The exercise price for each share purchased by Employee under the option shall be the fair market value of the share on the date of the option grant.
          Employee agrees that, in order to be eligible to receive the stock option grant set forth in this Section, the Company's Board of


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          Directors must approve the grant to Employee and Employee will also be required to sign a stock option agreement in a form prepared by and acceptable to the Company. Such stock option agreement shall provide that the vesting of any option granted to Employee under this Section shall be accelerated upon a change of control as set forth in the stock option agreement.

     3.3. PARTICIPATION IN BONUS PLANS: Following Employee's integration into the Company, the Board of Directors, working with the Employee, may develop and institute a bonus program that the Employee will participate in. Said program currently doesn't exist but is planned.

4. EMPLOYEE BENEFITS; PERSONAL TIME OFF (PTO). During employee's employment with the Company, Employee shall be entitled to participate in all retirement plans, health plans, and other employee benefits and policies made available by the Company to its employees generally, as they may be changed from time to time. Employee acknowledges and agrees that the Company is under no obligation to Employee to establish and maintain any employee benefit plan in which Employee may participate, and that the terms and provisions of any employee benefit plan of the Company are matters within the exclusive province of the Company's Board of Directors, subject to applicable law. Upon the termination of Employee's employment, Employee shall be entitled to continue those benefits as may be required by state or federal law.

     The Company agrees that Employee shall also be entitled to Paid Time Off ("PTO") of up to six (6) weeks per year without reduction of the minimum annual base salary payable to Employee pursuant to Section 3 of this Agreement. Such PTO shall be earned and may be used in accordance with the Company's general paid time off policies, as they may change from time to time.

5. UNDERTAKINGS OF EMPLOYEE. Employee agrees to spend Employee's full working time and effort in performance of Employee's duties with the Company so long as employed by the Company, and Employee will not, during the course of employment by the Company, without prior written approval of the Board of Directors of the Company, become an employee, director, officer, agent, partner of or consultant to, or a stockholder of (except a stockholder of a public company in which Employee owns less than five percent (5%) of the issued and outstanding capital stock of such company) any company or other business entity which is a competitor or significant supplier, or customer of the Company.

6.   SEVERANCE PAY ELIGIBILITY.

     6.1. CAUSE DEFINITION. For purposes of this Agreement, "Cause" shall mean the occurrence of any of the following, as determined by the Company's Board of Directors in its sole discretion:

          (a) conduct by Employee which is (or will be if continued) injurious to the Company, monetarily or otherwise; or

          (b)  fraud, misappropriation or embezzlement by the Employee; or

          (c) Employee's conviction of a felony crime or a crime of moral turpitude; or

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          (d)  Employee's  material  breach of this  Agreement or the  Company's policies.

     6.2. SEVERANCE PAY UPON TERMINATION WITHOUT CAUSE AFTER MORE THAN 90 DAYS OF EMPLOYMENT. In the event that Employee's employment is terminated by the Company without Cause more than ninety (90) days after the Effective Date, the Company shall, on the conditions set forth herein, pay Employee severance pay in a gross amount, before applicable withholdings, equal to six (6) months of Employee's annualized base salary at the time of such termination, less the amount of any debt then owed by Employee to the Company, whether or not such debt is then due or payable (the "SEVERANCE AMOUNT").

          Notwithstanding the foregoing, Employee shall only be entitled to receive the Severance Amount if Employee signs a Separation Agreement at the time of termination in a form prepared by and acceptable to the Company that includes adequate provisions for at least the following:
          (i) Employee's general release of any and all legal claims; (ii) Employee's return of all of the Company's property in Employee's possession; (iii) nondisparagement of the Company, any affiliated entities, and their employees and representatives; (iv) confidentiality of terms; and (v) acknowledgement of Employee's continuing contractual obligations to the Company, including Employee's continuing noncompetition, confidentiality, and invention obligations under Sections 7 through 10 of this Agreement; and (vi) Employee's forfeiture of ninety percent (90%) of the Severance Amount upon any breach by Employee of his noncompetition, confidentiality, and invention obligations under Sections 7, 8 or 9 of this Agreement.

7.   CONFIDENTIAL INFORMATION.

     7.1. DEFINITION OF CONFIDENTIAL INFORMATION. For purposes hereof, "CONFIDENTIAL INFORMATION" means any non-public information regarding the Company or any affiliated entity or Partner, (each, an "Affiliate") or any of their employees, directors, representatives, suppliers, vendors, shareholders, members, customers or other third parties or entities with whom the Company or any Affiliate does business which the Employee learns or develops during Employee's application for and/or employment with the Company, whether developed by Employee or by others and in whatever form, and includes, but is not limited to, trade secrets, Inventions (as defined below), financial information, personnel policies and key personnel information, and information relating to such matters as existing or contemplated products, services, research and/or development, insurance arrangements, profit margins, fee schedules, pricing, design, processes, formulae, business plans, sales techniques, marketing techniques, training methods, manuals and materials, policies or practices related to business, personnel or other matters, computer databases, computer programs, software and other technology, customer lists, customer preferences or requirements, vendor lists, or supply information. Any information disclosed to the Employee or to which the Employee has access during the time of Employee's application for and/or employment with the Company that Employee reasonably considers to be Confidential Information, or which the Company or any Affiliate treats as Confidential Information, will be presumed Confidential Information.

     7.2. RESTRICTIONS. Employee agrees not to, directly or indirectly, use or disclose any Confidential Information for the benefit of anyone other than the Company either during Employee's employment with the Company or after Employee's employment with the Company ends, regardless of

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          the reason for such separation of employment. Employee recognizes that the Confidential Information constitutes a valuable asset of the Company and hereby agrees to act in such a manner as to prevent its disclosure and use by any person unless such use is for the benefit of the Company and in the proper course of Employee's duties with the Company. Employee's obligations under this paragraph are unconditional and shall not be excused by any conduct on the part of the Company, except prior voluntary disclosure by the Company of the information, other than by Employee.

     7.3. RETURN OF CONFIDENTIAL INFORMATION AND OTHER PROPERTY. When Employee's employment with the Company ends, regardless of the reason for such separation of employment, Employee will promptly turn over to Company in good condition all property of the Company or any Affiliate in Employee's possession or control, including, but not limited to, all originals, copies of or electronically stored documents or other materials containing Confidential Information, regardless of who prepared them. In the case of electronically stored information retained by Employee outside of Company's electronic systems, Employee will promptly make a hard copy of such information in paper, audio recording, disc format or other format as appropriate, turn that hard copy over to Company, and then destroy Employee's electronically stored information. Further, Employee agrees to execute written confirmation that all Confidential Information in the Employee's possession, or to which the Employee has access, has been turned over to Company or destroyed.

8.   INVENTIONS.

     8.1. DEFINITION. The term "INVENTIONS" as used herein shall mean all concepts (including business opportunities), discoveries, improvements, products, inventions, and works of authorship (including literary, pictorial, sculptural, graphic, audio or visual works), whether published or unpublished, whether patentable or unpatentable, in whatever form, that are made, conceived, generated or first reduced to writing, drawing or practice solely by the Employee or jointly by the Employee with others during Employee's employment by the Company and for a period of one (1) year after Employee's employment with the Company ends, regardless of the reason for such separation of employment, and relating to, or arising out of any developments or products of, or pertaining to the business of the Company, its divisions or its subsidiaries (companies in which the Company owns more than 10% of the voting equity).

     8.2. OBLIGATION TO DISCLOSE AND ASSIGN. Employee agrees to promptly disclose to the Company or its designee any and all Inventions that relate to the business of the Company and such Inventions shall be the absolute property of the Company. Upon request by the Company or its designee and at the Company's expense, and without additional compensation to the Employee, the Employee agrees to execute all the instruments deemed necessary by the Company or its designee for the filing and prosecution of any applications for Letters Patent and/or copyright registration (or their equivalent in countries other than the United States) on Inventions and agrees to perform any and all acts deemed necessary by the Company to aid the Company in securing the allowance of such applications or registrations.

          At the Company's expense, and without additional compensation to the Employee, the Employee agrees to assign and Employee hereby does

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          assign to the Company  Employee's entire right,  title and interest in and to all of the Inventions that relate to the business of the Company and in and to all applications for Letters Patent and/or copyright registration (or their equivalent in countries other than the United States) that may be filed upon, and Employee agrees to execute any documents necessary to make such assignments.

          Notwithstanding the foregoing, Employee understands that this assignment of inventions does not apply to any work of authorship for which no equipment, supplies, facility or trade-secret information of the Company was used and which was developed entirely on Employee's own time, and (a) which does not relate (i) directly to the business of the Company or (ii) to the Company's actual or demonstrably anticipated research or development; or (b) which does not result from any work performed by Employee for the Company.

     8.3. PRE-EXISTING INVENTIONS. Employee has identified on EXHIBIT A attached hereto a complete list of all inventions or improvements which have been made or conceived or first reduced to practice by Employee alone or jointly with others prior to Employee's employment by the Company and which Employee desires to exclude from the operation of this Agreement. If there is no such list on EXHIBIT A, Employee represents that Employee has made no such inventions or improvements at the time of signing of this Agreement.

9.   NON-COMPETITION.

     9.1. ACKNOWLEDGEMENT. Employee acknowledges that (a) Employee's services to be performed for Company are of a special and unique nature; (b) the Company operates in a highly competitive environment and would be substantially harmed if Employee were to compete with Company or divulge its confidential information; (c) Employee has received valuable and sufficient consideration for entering into this Agreement, including but not limited to the Company's offer of employment to Employee under the this Agreement and the payments and benefits associated with that employment, and receipt of the Company's Confidential Information and (d) the provisions of this Section, including all of its subparts, are reasonable and necessary to protect the Company's business.

     9.2. COVENANT NOT TO COMPETE. Employee agrees that during Employee's employment with the Company and for an additional period of two years
          (2) following Employee's termination of employment with the Company, regardless of the reason for such termination (the "NONCOMPETE PERIOD"), Employee shall not, within any geographic area in which the Company is engaged in developing, manufacturing, marketing, distributing, or selling its products and services, directly or indirectly, hold any ownership interest in (except a stockholder of a public company in which Employee owns less than five percent (5%) of the issued and outstanding capital stock of such company), manage, control, serve on the Board of Directors of, or render services of any kind in any capacity to any person or entity engaged in the development, manufacture, marketing, distribution, or sale of any services or products of the same general type, which perform similar functions, or which are used for the similar purposes as any product or service that is then or was during Employee's last two (2) years of employment with the Company being developed, manufactured, marketed, distributed or sold by the Company.

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          Employee  understands and  acknowledges  that at the present time, (i)
          the products and services of the Company encompassed by this Section include Private Cloud Computing and (ii) the geographic market in which the Corporation is actively marketing such products and services is the United States. Employee understands and acknowledges, however, that the foregoing description of Company's products and services and geographic market may change, and the provisions of this Section shall apply to the Company's products and services and its geographic market, as they may change from time to time.

     9.3. NON-SOLICITATION OF CUSTOMERS OR PROSPECTIVE CUSTOMERS. Employee agrees that, during the Non-Compete Period, Employee shall not directly or indirectly (a) canvass, solicit or accept business concerning any service or product that competes with a service or product of the Company from any person or entity who is then or was during Employee's last two years (2) years of employment with the Company a customer or a prospective customer of the Company with whom Employee had contact while an Employee of the Company or about whom Employee has Confidential Information; or (b) otherwise take any action to divert business from or curtail the business of the Company.

     9.4. NON-SOLICITATION OF EMPLOYEES OR BUSINESS RELATIONS. Employee agrees that, during the Non-Compete Period, Employee shall not, directly or indirectly, take any action to solicit, recruit, encourage or assist any employee or any supplier, vendor, consultant, independent contractor, subcontractor or any other business relation (each a "BUSINESS RELATION") of the Company to terminate, curtail or lessen his, her or its relationship with the Company. Employee further agrees that Employee's obligations set forth in this Section shall apply regardless of whether Employee initiates contact with a Company employee or Business Relation or the Company employee or Business Relation initiates contact with the Employee,

     9.5. DISCLOSURE OF OBLIGATIONS. During the Non-Compete Period, Employee will, prior to accepting employment or any other business relationship with any other person or entity, inform that person or entity of Employee's obligations under this Agreement.

     9.6. EXTENSION OF NON-COMPETE PERIOD. If the Company obtains a court ruling or judgment finding that Employee has violated any portion of Section 9, Employee agrees that the Non-Compete Period will be extended for a period of time equal to the period of time during which Employee was found to be in breach of this Section 9.

10. USE OF NAME AND PHOTOGRAPH. Employee consents to the present or future use and any reproduction of Employee's name and photograph, or either, in any facilities brochure or other advertising or publications of the Company. Employee further consents to the entering of Employee's name and telephone number onto any employee list which is public as to other Company employees and Employee waives any rights to prevent Company employees from obtaining this information. Employee promises to hold the Company harmless for allowing its employees to access this information and promises to hold the Company harmless for all non-willful disclosures to anyone who is not a Company employee.

11. EMPLOYEE REPRESENTATIONS AND WARRANTIES. Employee represents and warrants that the performance of Employee's duties for the Company and Employee's obligations under this Agreement does not and will not cause Employee to

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     violate the terms of any agreement,  commitment or  understanding  Employee has with any other person or entity, including, but not limited to, any invention or intellectual property assignment agreement, any noncompete or nonsolicitation agreement, or any agreement to keep in confidence the trade secrets, proprietary, or other confidential information of such person or entity. Employee also represents and warrants that Employee has not brought and will not bring to the Company, or use for the benefit of the Company, any materials, information and/or documents of any person or entity that are not generally available to the public or within the Company's trade, unless Employee has obtained written authorization from any such person or entity permitting Employee to retain and use said materials, information and/or documents. Employee hereby further represents and warrants that Employee's use (or the Company's use) of any materials, information and/or documents Employee may bring to the Company for use in Employee's employment will not violate the intellectual property rights of any other person or entity. Employee further agrees to indemnify and hold harmless the Company against any expenses, damages, costs, losses or fees (including legal fees) incurred by Company in any suit, claim or proceeding brought by any third party based on a fact which constitutes a breach of the warranty set forth in this Section.

12.  MISCELLANEOUS.

     12.1.INTEGRATION.   This  Agreement   embodies  the  entire  agreement  and
          understanding among the parties relative to subject matter hereof and supersedes all prior agreements, understandings, or past practices, whether written or oral, relating to such subject matter.

     12.2.PAYMENTS. All amounts paid under this Agreement shall be subject to normal withholdings or such other treatment as required by law.

     12.3.SURVIVAL OF SECTIONS 7 - 13. Employee's confidentiality, inventions, and noncompete and other obligations set forth at Sections 7 through 13 of this Agreement shall survive the termination of this Agreement and Employee's termination of employment with the Company, regardless of the reason for such terminations.

     12.4.APPLICABLE LAW; VENUE. This Agreement and the rights of the parties shall be governed by and construed and enforced in accordance with the laws of the state of Minnesota, without regard to any state's choice of law principles or rules. The venue for any action hereunder shall be in the state of Minnesota, whether or not such venue is or subsequently becomes inconvenient, and the parties consent to the jurisdiction of the courts of the state of Minnesota, County of Hennepin, and the U.S. District Court, District of Minnesota.

     12.5.COUNTERPARTS. This Agreement may be executed in several counterparts and as so executed shall constitute one agreement binding on the parties hereto.

     12.6.BINDING EFFECT. This Agreement is personal in nature to the Employee and the Employee shall not assign any right or obligation hereunder in whole or in part, without the prior written consent of the Company, and any attempt to do so shall be void. The rights and obligations of the Company under this Agreement may, in the discretion of the Company, be transferred to the Company's successor and assigns.

     12.7.NOTICES. All notices, requests and other communications hereunder shall be given in writing and deemed to have been duly given or served if personally delivered, sent by a confirmed receipt facsimile, or

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          sent by first class, certified mail, return receipt requested, postage prepaid, to the party at the address as provided below, or to such other address as such party may hereafter designate by written notice to the other party:

          1.   If to the Company, to the address of its then principal office.

          2. If to Employee, to the address last shown in the records of the Company.

     12.8.REMEDIES.  Employee  acknowledges  and agrees that a violation of this
          Agreement, including but not limited to Employee's obligations under Sections 7 through 11, would cause irreparable harm to Company, and that Company's remedy at law for any such violations would be inadequate. In recognition of the foregoing, Employee agrees that, in addition to any other relief afforded by law or this Agreement, including damages sustained by a breach of this Agreement, and without any necessity of proof of actual damages or posting any bond, Company will have the right to enforce this Agreement by specific remedies which include, among other things, temporary and permanent injunctions.

     12.9.MODIFICATION BY THE PARTIES. This Agreement shall not be modified or amended except by a written instrument signed by the parties. In addition, no waiver of any provision of this Agreement shall be binding unless set forth in a writing signed by the party effecting the waiver. Any waiver shall be limited to the circumstance or event specifically referenced in the written waiver document and shall not be deemed a waiver of any other term of this Agreement or of the same circumstance or event upon any recurrence thereof.

     12.10. SEVERABILITY; BLUE PENCIL. The invalidity or partial invalidity of any portion of this Agreement shall not invalidate the remainder thereof, and said remainder shall remain in full force and effect. Moreover, if one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to scope, activity, subject or otherwise, so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with then applicable law.

     12.11. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     12.12. THIRD PARTY BENEFICIARIES. Employee acknowledges and agrees that the Affiliates are third party beneficiaries of this Agreement and may enforce the provisions of this Agreement that confer benefits on them as if they were each a signatory to this Agreement.

     12.13. OPPORTUNITY TO OBTAIN ADVICE OF COUNSEL. Employee acknowledges that Employee has been advised by the Company to obtain legal advice prior to executing this Agreement, and that Employee had sufficient opportunity to do so prior to signing this Agreement.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date herein first above written.

                                       COMPANY:

                                       IVDesk Holdings, Inc.

                                       -----------------------------------
                                       By: William Sorenson
                                       Its: CEO


                                       EMPLOYEE:

                                       -----------------------------------
                                       Alan Bignall










































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                                    EXHIBIT A


                    PRE-EXISTING INVENTIONS AND IMPROVEMENTS


          NAME/TITLE OF
   INVENTION OR IMPROVEMENT*            DESCRIPTION OF INVENTION OR IMPROVEMENT
   --------------------------           ---------------------------------------
































* Note: If no Inventions or Improvements are listed above, Employee executing the attached Confidentiality, Non-Solicitation and Invention Agreement represents that none exist.